Exhibit 99.1

SUMMARY

This summary highlights material information about our business and about this notes offering. This is a summary of material information contained elsewhere in this offering circular and is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, you should read this entire offering circular, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s audited consolidated financial statements and related notes thereto, which are included elsewhere in this offering circular, as well as the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” and any other documents incorporated herein by reference.

In this offering circular, unless otherwise stated or unless the context otherwise requires, “we,” “us” and “our” refer to BMC Software Finance, Inc., and its consolidated subsidiaries after giving effect to the consummation of the Transactions. The term “Issuer” refers only to BMC Software Finance, Inc. The term “Company” refers to BMC Software, Inc. References to “pro forma” or “on a pro forma basis” refer to giving pro forma effect to the Transactions as described herein. References to “fiscal year 2013” refer to the Company’s fiscal year ended March 31, 2013.

Our Company

We are a leading provider of information technology operations management (“ITOM”) software used by information technology (“IT”) professionals to simplify and automate complex IT functions and processes in order to improve efficiency and value. Our extensive portfolio of ITOM software solutions improves decision-making and orchestrates workflows across distributed, mainframe, cloud and mobile environments. We also provide our customers with maintenance and support services for our products and assist customers with software implementation, integration, IT process and organizational transformation, and education services. For the fiscal year 2013, we generated total revenue of $2.2 billion and Pro Forma Adjusted EBITDA of $991 million. See “Summary—Summary Historical Consolidated and Pro Forma Condensed Consolidated Financial Data.”

We serve a large, diverse and sophisticated base of more than 20,000 customers, including 100% of the Forbes Global 100. Our software products are widely deployed by IT departments across a broad range of industries, businesses and applications worldwide, with particular strengths in banking, financial services and governmental agencies. Our customer base also includes major telecommunication companies, manufacturers, educational institutions, retailers, hospitals and other industries, as well as channel partners including resellers, distributors and systems integrators. No single customer represented more than 5% of our revenue in any of the past three fiscal years.

We have a global customer footprint across more than 120 countries and have a strong presence in both mature and emerging markets in North America, Europe, the Middle East and Africa (“EMEA”), Asia Pacific and Latin America, with approximately 6,700 employees worldwide as of March 31, 2013. We market and sell our products in most major world markets directly through our sales force and indirectly through channel partners. Our sales force also includes an inside sales division that provides a channel for additional sales to existing customers. This worldwide coverage provides us with economies of scale, higher capital productivity through lower cost offshore operations, and the ability to more effectively deliver our systems and services to high-growth emerging markets and to support businesses that are becoming increasingly global.

We sell perpetual and term licenses for the use of our on-premise software, together with an industry-leading package of maintenance and support services provided on an annual or multi-year basis. In 2010, we introduced software-as-a-service (“SaaS”) delivery for certain products which are sold based on an annual and multi-year subscription model. Generally, customers are billed up front for the term of their maintenance contract or subscription period. During the fiscal year 2013, we generated approximately 63% of our revenue from recurring sources, comprised of maintenance contracts, term licenses and subscriptions. In addition to these recurring revenue streams, we have a highly re-occurring perpetual license revenue stream – the majority of our perpetual license sales are to existing customers that are increasing capacity and adding new products and modules. At contract expiration, we are able to realize high renewal rates due to our technology leadership, the mission-critical nature of our products, and the significant switching costs associated with changing providers. Some of our products have been embedded in customers’ IT infrastructure for over a decade, making them expensive and risky to replace. In fiscal year 2013, approximately 80% of our license and maintenance revenue (collectively, our “product revenue”) was attributable to customers which have used our software products for 10 years or more. As a result of these factors, in the fiscal year 2013, we realized customer renewal rates for maintenance on perpetual licenses of approximately 92%.

We have established a strong brand with high customer satisfaction and a leading market position with our Business Service Management (“BSM”) strategy, which focuses on complementary, broad functionality across heterogeneous IT environments, including mainframes as well as traditional on-premise, virtualized and emerging cloud infrastructures. Our expansive portfolio, with leading products across most major ITOM market segments, allows us to provide an integrated solution suite that meets the needs of large global customers who are seeking a more comprehensive approach to IT management, while still allowing us to serve less sophisticated customers with attractive individual products and solutions. Furthermore, our solution-focused marketing provides an approach that enables us to be responsive to existing and changing client requirements across a full range of IT platforms and applications.

We are organized into two business units, Mainframe Service Management (“MSM”) and Enterprise Service Management (“ESM”). Our MSM business unit consists of solutions that address IT requirements for mainframe Data and Performance Management and enterprise Workload Automation. Our ESM business unit consists of solutions for distributed and cloud IT environments, with its product lines for IT Service Management (“ITSM”), Data Center Automation and Cloud (“DCA / Cloud”) and Availability and Performance Monitoring. Our Professional Services organization is also included within our ESM business unit.

Recent Developments

Preliminary Results for the Quarter ended June 30, 2013

For the quarter ended June 30, 2013, the Company has reported the following preliminary results: (i) total bookings of $497 million, compared to $470 million for the same period in the prior year; (ii) total ESM trailing twelve-month bookings of $1,359 million and first quarter ESM license bookings of $53 million, compared to $1,277 million and $89 million, respectively, for the prior year period; (iii) total MSM trailing twelve-month bookings of $851 million and total MSM annualized trailing twelve-month bookings of $276 million, compared to $775 million and $263 million, respectively, for the prior year period; (iv) revenue of $484 million, compared to $504 million for the same period in the prior year; and (v) Adjusted EBITDA of $192 million, compared to $180 million for the same period in the prior year. As of June 30, 2013, cash, cash equivalents and investments were $1,804 million compared to $1,582 million as of March 31, 2013. These financial results are preliminary and subject to the completion of our financial closing procedures.

The preliminary financial information as of and for the first quarter ended June 30, 2013 has been prepared by and is the responsibility of our management. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect to this information.

SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following table presents the Company’s summary historical consolidated and pro forma condensed consolidated financial data for the periods and at the dates indicated. The statements of operations data for the fiscal years ended March 31, 2011, 2012 and 2013 and the balance sheet data as of March 31, 2012 and 2013 have been derived from the Company’s audited consolidated financial statements and the notes thereto included elsewhere in this offering circular. The balance sheet data as of March 31, 2011 has been derived from the Company’s audited consolidated financial statements and the notes thereto, which are not included herein. The Company’s historical results included below and elsewhere in this offering circular are not necessarily indicative of the Company’s future performance.

The summary historical consolidated financial data presented below should be read together with the Company’s audited consolidated financial statements and the notes thereto, included elsewhere in this offering circular, and the sections entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Selected Historical Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary unaudited pro forma condensed consolidated financial statements of the Company are presented to show how the Company might have looked if the Transactions had occurred on the dates and for the periods indicated therein. We derived the summary unaudited pro forma condensed consolidated financial information by applying pro forma adjustments to our historical consolidated financial statements included elsewhere in this offering circular. The summary unaudited pro forma condensed consolidated statement of operations data has been prepared to give effect to the Transactions, including this offering, as if they had been completed on April 1, 2012. The summary unaudited pro forma condensed consolidated balance sheet data has been prepared to give effect to the proposed Transactions, including this offering, as if they had been completed on March 31, 2013.

The pro forma adjustments related to the Transactions, including this offering, are preliminary and based on information obtained to date and certain assumptions that we believe are reasonable and are subject to revision as additional information becomes available. Revisions to the pro forma adjustments which may be required by the final purchase price allocations and/or pre-closing or post-closing purchase price adjustments, if any, may have a material impact on the total assets, total liabilities and stockholders’ equity, cost of license and maintenance revenues, selling, general and administrative expenses, depreciation and amortization and interest expense. The summary unaudited pro forma condensed consolidated financial data should not be considered indicative of actual results that would have been achieved had the Transactions, including this offering, been consummated on the date or for the periods indicated and do not purport to indicate consolidated balance sheet data or statement of operations data or other financial data as of any future date or for any future period. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for a complete description of the adjustments and assumptions underlying these summary unaudited pro forma condensed consolidated financial data.

The Issuer was formed in connection with the acquisition of the Company as described in “The Transactions” and, other than the offering of the notes offered hereby, the Senior Secured Credit Facilities and the transactions contemplated by the Acquisition Agreement, has no material operations and currently has no material assets. The Issuer will be the owner of all the capital stock of the Company following the Acquisition and has no independent operations. We have not provided separate financial statements for the Issuer, but following the Transactions we will report financial information of the Issuer on a consolidated basis. See “Description of Notes—Reports.”

You should read the data below in conjunction with the information contained in “The Offering,” “The Transactions,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes appearing elsewhere in this offering circular.

	Year Ended March 31,			Pro Forma Year Ended March 31,
	2011	2012	2013	2013
				(unaudited)
(in millions)
Consolidated Statements of Operations Data:
Revenue:
License	$864.5	$877.8	$838.5	$510.5
Maintenance	1,024.2	1,080.4	1,139.1	789.5
Professional services	176.6	213.8	223.8	207.6

Total revenue	2,065.3	2,172.0	2,201.4	1,507.6

Operating expenses:
Cost of license revenue	129.8	158.4	159.6	164.3
Cost of maintenance revenue	169.4	198.5	208.4	208.4
Cost of professional services revenue	186.0	212.0	224.0	224.0
Selling and marketing expenses	611.4	634.0	686.9	649.6
Research and development expenses	181.6	165.2	174.6	174.6
General and administrative expenses	220.7	217.9	238.7	238.7
Amortization of intangible assets	33.6	42.1	43.8	189.6

Total operating expenses	1,532.5	1,628.1	1,736.0	1,849.2

Operating income (loss)	532.8	543.9	465.4	(341.6)

Other income (expense), net:
Interest and other income, net	15.0	10.6	8.3	8.3
Interest expense	(19.8)	(23.3)	(47.8)	(360.9)
Gain (loss) on investments, net	3.3	(1.2)	2.0	2.0

Total other expense, net	(1.5)	(13.9)	(37.5)	(350.6)

Earnings (loss) before income taxes	531.3	530.0	427.9	(692.2)
Provision (benefit) for income taxes	75.1	129.0	96.9	(221.4)

Net earnings (loss)	$456.2	$401.0	$331.0	$(470.8)

	March 31,			Pro Forma March 31,
	2011	2012	2013	2013
				(unaudited)
(in millions)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments(1)	$1,688.7	$1,583.0	$1,510.4	$56.8
Total assets	4,485.4	4,845.8	4,720.3	9,551.8
Total borrowings(2)	354.9	842.6	1,330.5	5,894.1
Total stockholders’ equity	1,662.9	1,445.8	818.5	1,141.8

	Year Ended March 31,			Pro Forma Year Ended March 31,
	2011	2012	2013	2013
(in millions)				(unaudited)
Other Financial Data and Credit Statistics:
Adjusted EBITDA(3)	$843.4	$906.1	$880.6
Pro Forma Adjusted EBITDA(3)				$990.9
Total debt				$5,916.0

(1)	Pro forma cash, cash equivalents and short-term investments as of March 31, 2013 does not reflect any changes in such amounts since that date. The Company’s cash, cash equivalents and short-term investments as of June 30, 2013, based on preliminary unaudited financial data prepared in accordance with GAAP, was $1,744 million. Estimated cash, cash equivalents and short-term investments as of June 30, 2013 is preliminary and subject to completion of our financial closing procedures. Cash, cash equivalents and short-term investments is expected to be $350 million upon closing of the Acquisition after giving effect to the Transactions.
(2)	Total borrowings includes current and non-current portions of long-term borrowings and $19.3 million, $21 million, $24.5 million and $24.5 million of capital leases and other obligations included in accrued liabilities as of March 31, 2011, 2012 and 2013 and pro forma March 31, 2013, respectively.

(3)	We present Adjusted EBITDA and Pro Forma Adjusted EBITDA as supplemental measures of our performance. We define Adjusted EBITDA as net earnings (loss) before other expense, net, provision (benefit) for income taxes, depreciation and amortization, as further adjusted to exclude certain cash and non-cash, non-recurring or unusual items. Pro Forma Adjusted EBITDA further adjusts Adjusted EBITDA to give effect to the other items described in the footnotes below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Pro Forma Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA and Pro Forma Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, capitalized software development or contractual commitments;

•	Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither Adjusted EBITDA nor Pro Forma Adjusted EBITDA reflect any cash requirements for such replacements;

•	Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect our tax expense or the cash required to pay our taxes;

•

non-cash compensation is and will remain an element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	Adjusted EBITDA and Pro Forma Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•	Pro Forma Adjusted EBITDA reflects estimated cost savings that may not be achieved; and

•	other companies in our industry may calculate Adjusted EBITDA and Pro Forma Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. See “Non-GAAP Financial Measures.” The reconciliation of net earnings (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA for the periods presented is as follows:

	Year Ended March 31,			Pro Forma Year Ended March 31, 2013
	2011	2012	2013
(in millions)				(unaudited)
Net earnings (loss)	$456.2	$401.0	$331.0	$(470.8)
Other expense, net	1.5	13.9	37.5	350.6
Provision (benefit) for income taxes	75.1	129.0	96.9	(221.4)
Depreciation and amortization	189.8	224.2	226.9	384.5
Share-based compensation(a)	106.5	127.2	147.4	140.3
Severance, exit costs and other restructuring charges(b)	14.3	10.8	36.0	36.0
Proxy contest costs(c)	—	—	4.9	4.9

Adjusted EBITDA	$843.4	$906.1	$880.6

Purchase accounting impact of the Acquisition(d)				656.5
Purchase accounting impact of historical acquisition(e)				13.3
Share-based compensation replacement costs(f)				(50.0)
One-time retention bonus				4.4
Discontinued professional fees				7.8
Interest income on financed receivables				2.9
Actioned cost savings(g)				95.9
Prospective cost savings(h)				36.0

Pro Forma Adjusted EBITDA				$990.9

(a)	Represents historical share-based compensation (including stock options and restricted stock units) related to the granting of share-based awards to key employees by the Company.
(b)	Represents severance, exit costs and other restructuring charges, and any subsequent changes in estimates, including asset impairments resulting from a fourth quarter fiscal year 2013 operational review, related to actions taken to reduce our cost structure to enhance operating effectiveness, improve profitability and eliminate certain redundancies. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of the restructuring event.
(c)	Represents charges incurred in fiscal year 2013 for unplanned proxy contest expenses, consisting primarily of outside financial advisory, legal, solicitation and consulting fees, in connection with a proxy contest initiated by a shareholder of the Company.
(d)	Represents revenue, net of related commission expense, that was recognized by the Company in fiscal year 2013. This revenue, net of related commission expense, was eliminated from pro forma GAAP results as part of purchase accounting for the Acquisition whereby deferred revenue is adjusted to fair value.
(e)	Represents revenues that would have been recognized had the Company not adjusted acquired deferred revenues related to its historical acquisition to the fair values as required by GAAP. Certain deferred revenues on the acquired entities’ balance sheets, at the time of such acquisitions, were eliminated from GAAP results as part of the purchase accounting for such acquisitions. The amount included is related to the Company’s acquisition of Numara Software Holdings, Inc. in fiscal year 2012. The Company has not included the impact from other historical acquisitions as amounts are not significant.
(f)	Represents the estimated costs of replacing the Company’s historical share-based compensation program with a cash-based compensation plan.
(g)	Actioned cost savings represent reductions in headcount and employee-related costs that have already been taken or initiated on or before April 2013 and which had been planned independent of the sale process.
(h)	Represents estimated cost savings to be achieved in the near term after completion of the Transactions, based on expected reductions in headcount and employee-related costs, general and administrative costs, facilities cost and other costs (including public company costs and professional fees).

The following table shows trailing 36-month bookings and revenues for each product line within the MSM segment.

	Period Ended March 31,
	2009	2010	2011	2012	2013
	(in millions)
Trailing 36-month bookings (at date indicated):
Data and Performance Management	$1,602	$1,606	$1,641	$1,666	$1,613
Workload Automation	597	680	754	885	957
Total	2,199	2,287	2,395	2,552	2,570

Revenue (for fiscal year indicated):
Data and Performance Management	$541	$540	$538	$536	$533
Workload Automation	205	228	248	294	309
Total	745	769	786	830	842

(Totals may not foot due to rounding)

The following table shows annual bookings and revenues for each product line within the ESM segment.

	Year Ended March 31,
	2009	2010	2011	2012	2013
	(in millions)
Bookings:
IT Service Management	$573	$569	$633	$572	$618
DCA/Cloud	143	163	206	214	237
Availability and Performance Monitoring	283	269	324	301	274
Professional Services	140	130	192	215	222
Total	1,139	1,132	1,355	1,302	1,351

Revenue:
IT Service Management	$553	$557	$610	$584	$621
DCA/Cloud	113	129	179	219	226
Availability and Performance Monitoring	316	327	313	325	289
Professional Services	144	129	177	214	224
Total	1,127	1,142	1,279	1,342	1,359

(Totals may not foot due to rounding)